Exhibit 10.1
FIRST AMENDMENT
TO THE
PERMIAN RESOURCES CORPORATION
2023 LONG TERM INCENTIVE PLAN

This First Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan (the “Plan”) was approved and adopted by the Board of Directors of Permian Resources Corporation, a Delaware corporation (the “Company”), on February 23, 2026, subject to approval by the stockholders of the Company, which was obtained on May 19, 2026. Accordingly, the Plan is hereby amended, effective as of May 19, 2026, as follows:

1.	The definition of “Overall Share Limit” in Article XI, Section 11.28 of the Plan is hereby deleted in its entirety and replaced with the following:

“Overall Share Limit” means 101,718,560 Shares (which represents the 99,250,000 Shares currently authorized under the Plan, which amount is inclusive of the number of Shares issued or transferred pursuant to Awards under the Prior Plan, plus an additional 2,468,560 Shares assumed from the Earthstone Plan (the “Earthstone Shares”) that became available in connection with the closing of the merger with Earthstone Energy, Inc. effective as of November 1, 2023).”

In all other respects, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this First Amendment to the Plan has been executed to be effective as of May 19, 2026.

PERMIAN RESOURCES CORPORATION

By: /s/ Guy M. Oliphint
Name: Guy M. Oliphint
Title: Executive Vice President and Chief Financial Officer